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                                                                     EXHIBIT (j)



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use in the Statement of Additional Information in this Post-Effective Amendment No. 73 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) of our report dated December 11, 1998, on the financial statements of Eaton Vance Asian Small Companies Fund for the year ended August 31, 1998.

     We also consent to the reference to our Firm under the heading "Other Service Providers" in the Statement of Additional Information.


                              /s/ Deloitte & Touche LLP
                              DELOITTE & TOUCHE LLP


June 28, 1999
Boston, Massachusetts